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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (date of earliest event reported)        July 9, 1996
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                                 MAXCO, Inc.
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             (exact name of registrant as specified in its charter)



        MICHIGAN                      0-2762                 38-1792842
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(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)         Identification No.)



                  1118 CENTENNIAL WAY, LANSING, MICHIGAN  48917
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                 (Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code         (517) 321-3130
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MAXCO, INC.
FORM 8-K



Item 2.  Acquisition or Disposition of Assets

On July 9, 1996, Maxco completed an agreement to sell its 67 percent interest in FinishMaster, Inc. Maxco sold its 4,045,000 shares of FinishMaster to Lacy Distribution, Inc., an affiliate of LDI, Ltd. of Indianapolis, IN and entered into an agreement not to compete for a total consideration of $62.6 million. More than 90 percent of the total consideration is in cash, including an initial payment on the non-compete agreement, with the balance payable over the five year term of the non-compete agreement. The price was negotiated by the parties based on their evaluation of the intrinsic value of the operation. W.
Y. Campbell & Company, a Detroit based investment banking firm, acted as financial advisor to Maxco in this transaction.

As a result of this transaction, Maxco will report a gain in its second quarter ending September 30, 1996, of approximately $23 million net of tax or $5.00 per share. Maxco has not formulated plans for the use of the net proceeds from this transaction.

The disposition was reflected in Maxco's financial statements filed with Form 10-K for the year ended March 31, 1996.


Item 7.  Financial Statements and Exhibits

Exhibit
Number
- -------

 10.7 Stock purchase agreement is hereby incorporated by reference from the registrants Form 10-K for the year ended March 31, 1996.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                MAXCO, INC.
                                (Registrant)


DATE:     July 18, 1996         By:  /S/VINCENT SHUNSKY
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                                    Vincent Shunsky,
                                    Vice President-Finance and Treasurer
                                    (Principal Financial and Accounting Officer)